UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________________________________
FORM 8-K
 ___________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 23, 2025
 _________________________________________________________________

Kforce Inc.
Exact name of registrant as specified in its charter
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Florida	001-42104	59-3264661
State or other jurisdiction of incorporation	Commission File Number	IRS Employer Identification No.
1150 Assembly Drive Suite 500, Tampa, Florida 33607
Address of principal executive offices Zip Code
Registrant’s telephone number, including area code: (813) 552-5000

N/A
(Former name, former address and former fiscal year, if changed since last report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	KFRC	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
On April 23, 2025, Kforce Inc. held its Annual Meeting of Shareholders. As of the record date of February 21, 2025, 19,111,072 shares of Kforce's Common Stock were outstanding and entitled to vote. Of this amount, 17,375,519 shares, representing 90.9% of the total number of shares outstanding and entitled to vote, were represented in person or by proxy constituting a quorum. Set forth below are the voting results from the proposals presented for a shareholder vote at such meeting.

The following tables set forth the votes cast with respect to each of these matters:

Matter	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

(1) Elect three Class I directors to hold office for a three-year term expiring in 2028.
Joseph J. Liberatore	15,680,442	296,886	36,619	1,361,572
Randall A. Mehl	15,648,091	328,646	37,210	1,361,572
Elaine D. Rosen	15,582,747	393,609	37,591	1,361,572

Matter	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
(2) Ratifying the appointment of Deloitte and Touche LLP as Kforce's independent registered public accountants for 2025.	17,232,261	121,842	21,416	—

Matter	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
(3) Advisory vote on Kforce's executive compensation.	15,417,300	578,767	17,880	1,361,572

Matter	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
(4) Approve the Kforce Inc. 2025 Stock Incentive Plan.	14,973,361	1,033,149	7,437	1,361,572

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KFORCE INC.

Date:	April 25, 2025	By:	/s/ JEFFREY B. HACKMAN
Jeffrey B. Hackman,
Chief Financial Officer
(Principal Financial and Accounting Officer)